UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 8, 2014

LASALLE HOTEL PROPERTIES
(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7550 Wisconsin Avenue
10th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)
Registrant’s telephone number, including area code: (301) 941-1500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.     OTHER EVENTS.
On December 8, 2014, LaSalle Hotel Properties (the “Company”) and LaSalle Hotel Operating Partnership, L.P., for which the Company is the general partner, entered into an underwriting agreement (the “Underwriting Agreement”) with Barclays Capital Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC relating to the issuance and sale of 7,600,000 shares of the Company’s common shares of beneficial interest, par value $0.01 per share (the “Shares”). Pursuant to the Underwriting Agreement, the Company granted the underwriters a 30-day option to purchase up to 1,140,000 additional Shares. The Company expects to receive net proceeds from this offering, after deducting the estimated offering expenses payable by the Company, of approximately $303.1 million.
The Shares will be issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-185081), which was effective upon filing with the Securities and Exchange Commission on November 21, 2012.
The offering closed on December 12, 2014.
ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits.

Exhibit Number	Description
1.1
Underwriting Agreement, dated as of December 8, 2014, among LaSalle Hotel Properties, LaSalle Hotel Operating Partnership, L.P. and Barclays Capital Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC

5.1	Opinion of Hunton & Williams LLP regarding legality of the shares
8.1	Opinion of Hunton & Williams LLP regarding certain tax matters
23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1 and Exhibit 8.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: December 12, 2014	BY:	/s/ Bruce A. Riggins
Bruce A. Riggins
Chief Financial Officer, Executive Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description
1.1
Underwriting Agreement, dated as of December 8, 2014, among LaSalle Hotel Properties, LaSalle Hotel Operating Partnership, L.P. and Barclays Capital Inc., Deutsche Bank Securities Inc. and Morgan Stanley & Co. LLC

5.1	Opinion of Hunton & Williams LLP regarding legality of the shares
8.1	Opinion of Hunton & Williams LLP regarding certain tax matters
23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1 and Exhibit 8.1)